UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2011

Shutterfly, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 21, 2011, Shutterfly, Inc. (“Shutterfly”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Shutterfly, Horsley Acquisition Sub I, Inc., a wholly owned subsidiary of Shutterfly (“Merger Sub”), Horsley Acquisition Sub II, LLC, a wholly owned subsidiary of Shutterfly (“Sister Sub”), Tiny Prints, Inc. (“Tiny Prints”) and a stockholder representative.  Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will merge with and into Tiny Prints (the “Initial Merger”), with Tiny Prints as the transitory surviving corporation, immediately after which Tiny Prints will merge with and into Sister Sub (the “Subsequent Merger”), with Sister Sub as the surviving company.  The Initial Merger, together with the Subsequent Merger, is collectively referred to herein as the “Merger.”  Pursuant to the terms of the Merger Agreement, under certain circumstances, the Subsequent Merger may not be consummated, in which case the term “Merger” as used herein shall be deemed to refer solely to the Initial Merger.

Pursuant to the terms of the Merger Agreement, all of the outstanding shares of capital stock of Tiny Prints, together with any vested and unvested Tiny Prints equity awards, would be acquired for aggregate consideration of Three Hundred and Thirty Three Million Dollars ($333,000,000), as such amount may be increased or decreased pursuant to the terms of the Merger Agreement, comprised of (1) approximately $141 million in cash to be paid, and approximately 3.9 million shares of Shutterfly common stock to be issued, in exchange for shares of Tiny Prints capital stock and (2) Shutterfly equity awards for approximately 1.4 million shares of common stock in exchange for vested and unvested Tiny Prints’ equity awards being assumed by Shutterfly, in each case pursuant and subject to the terms of the Merger Agreement.  The Merger Agreement provides for certain adjustments to such aggregate consideration, including for working capital and for net cash and debt balances at closing of the Merger.  As a result of these adjustments and other terms and conditions of the Merger Agreement, the actual amount of such aggregate consideration, including the amount of shares of Shutterfly common stock issued, the amount of cash paid by Shutterfly and the number of Shutterfly equity awards issued in the Merger, may differ from the amounts disclosed herein.  The number of shares of Shutterfly common stock to be issued in the Merger was determined using, and various share-based formulas set forth in the Merger Agreement use, a fixed per share value of $38.00. The Merger Agreement provides that the maximum amount of Shutterfly common stock issued or issuable in the Merger will be capped at 19.9% of Shutterfly’s outstanding common stock as of immediately prior to the effective time of the Merger.

Shutterfly has agreed to enter into a registration rights agreement, as of the closing of the Merger, with certain stockholders of Tiny Prints, the terms of which will require Shutterfly to file a registration statement registering the resale of certain Shutterfly shares issued in the Merger, subject to the terms and conditions set forth therein and the Merger Agreement.

At the closing of the Merger, it is estimated that current Tiny Prints’ stockholders will own approximately 12% of the pro forma combined company.  Pursuant to the terms of the Merger Agreement, Tiny Prints outside investors will be subject to a six-month lock-up on the sale of shares of Shutterfly common stock received in the Merger and the Tiny Prints founders will be subject to a staggered 18-month lock-up.

Pursuant to the terms of the Merger Agreement, certain key employees of Tiny Prints have entered into offer letters and non-competition and non-solicitation agreements with Shutterfly, each contingent upon and to become effective as of the closing of the Merger.

The Merger Agreement contains customary representations and warranties of Tiny Prints, Shutterfly, Merger Sub and Sister Sub, as well as customary indemnification and various termination provisions.  In addition, the Merger Agreement provides that approximately 9% of the consideration paid or issued in the Merger will be held in escrow for 12 months, pursuant to the terms of the Merger Agreement and an escrow agreement.

The Board of Directors of each of Shutterfly and Tiny Prints and Tiny Prints’ stockholders holding the requisite number of shares of the capital stock of Tiny Prints  have approved the Merger and the Merger Agreement and the transactions contemplated therein.

In addition to customary closing conditions, including without limitation, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Merger is subject to various other closing conditions, including that certain key employees of Tiny Prints accept continued employment with Shutterfly, that certain third-party consents are obtained, and that Shutterfly’s shares issued and issuable in the Merger not exceed an amount that would require stockholder approval pursuant to applicable Nasdaq requirements, among others.  Subject to satisfaction or waiver of the various conditions in the Merger Agreement in accordance with its terms, Shutterfly currently anticipates that the Merger will be consummated in approximately 30 to 60 days.

The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to Shutterfly or Tiny Prints. The Merger Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.  As disclosed under Item 1.01 above, the 3.9 million shares of Shutterfly common stock may be increased, or decreased, pursuant to the terms of the Merger Agreement.  The issuance of the shares in the Merger will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).  It is expected that the shares will be issued pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act, or another available exemption from registration as Shutterfly may determine.  In issuing the shares, Shutterfly will rely upon the representations and warranties of Tiny Prints’ stockholders in support of the satisfaction of the conditions contained in Regulation D or such other available exemption from registration.

Item 7.01.  Regulation FD Disclosure.

On March 21, 2011, Shutterfly issued a press release announcing the execution of the Merger Agreement and updated financial guidance for the quarter ending March 31, 2011, a copy of which is furnished as Exhibit 99.1 and is incorporated herein by reference in its entirety.  The information under this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of March 21, 2011, by and among Shutterfly, Inc., Horsley Acquisition Sub I, Inc., Horsley Acquisition Sub II, LLC, Tiny Prints, Inc. and the Stockholder Representative.

99.1	Press release, dated March 21, 2011.

*   *   *
Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the proposed Merger, including the actual amount of cash paid and shares of common stock to be issued by Shutterfly in the Merger, the dilutive impact of the Merger to Shutterfly, the consummation (and the anticipated timing of the consummation) of the closing of the Merger.  These forward-looking statements are based on information available to Shutterfly as of the date of this Current Report. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.  Such risks and uncertainties include a variety of factors, some of which are beyond Shutterfly’s control.  In particular, such risks and uncertainties include the risk that the Merger does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained or other conditions to closing are not satisfied; changes in overall economic conditions and markets, including the current credit markets; the cyclical nature of the industry in which Shutterfly and Tiny Prints operate; changes in demand for Shutterfly’s or Tiny Prints’ products and services; significant litigation; risks associated with acquisitions and dispositions; and the threat or occurrence of conflict and terrorist activities both in the United States and internationally.  Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Shutterfly’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2011, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Shutterfly’s SEC filings. These forward-looking statements should not be relied upon as representing Shutterfly’s views as of any subsequent date and Shutterfly does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 21, 2011	SHUTTERFLY, INC.

	By:	/s/ Mark J. Rubash
Mark J. Rubash
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of March 21, 2011, by and among Shutterfly, Inc., Horsley Acquisition Sub I, Inc., Horsley Acquisition Sub II, LLC, Tiny Prints, Inc. and the Stockholder Representative.

99.1	Press release, dated March 21, 2011.